UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 4, 2010

Commission File No.	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification Number
1-8180	TECO ENERGY, INC.	59-2052286
(a Florida corporation)
TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111
1-5007	TAMPA ELECTRIC COMPANY	59-0475140
(a Florida corporation)
TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Item 5.02 and Exhibit 10.1 are being filed by TECO Energy, Inc. Item 8.01 is being filed by its wholly-owned subsidiary, Tampa Electric Company.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 4, 2010, the Board of Directors of TECO Energy, Inc. (the “Corporation”) appointed John B. Ramil to the position of President and Chief Executive Officer, effective immediately. On that date, Mr. Ramil was also appointed by the Board of Directors of the Corporation’s principal subsidiary, Tampa Electric Company, as that company’s Chief Executive Officer, effective immediately. Prior to this appointment, Mr. Ramil, 54, served as the Corporation’s President and Chief Operating Officer since July 2004. Mr. Ramil has also been a member of the Board of Directors of the Corporation and Tampa Electric Company since January 2008. In connection with such appointment, Mr. Ramil’s annual base salary was increased to $700,000.

Also on August 4, 2010, the Board of Directors of the Corporation and Tampa Electric Company each appointed Sherrill W. Hudson as Executive Chairman of the Board, effective immediately. Prior to such appointment, Mr. Hudson, 67, served as Chairman of the Board and Chief Executive Officer of the Corporation and Tampa Electric Company since July 2004. He has also been a member of the Board of Directors of both companies since January 2003.

In connection with Mr. Hudson’s appointment, the Corporation entered into an Employment Agreement with Mr. Hudson dated August 4, 2010 (the “Agreement”). The Agreement provides for Mr. Hudson to serve as Executive Chairman through December 31, 2012, for an annual salary of $430,000 for 2010 (prorated for the remainder of the year, for a total salary of approximately $176,700 for the remainder of 2010), $325,000 for 2011, and $270,000 for 2012. The Agreement provides for a target incentive opportunity of 75% of his then annual salary under the Corporation’s annual incentive plan (which target amount will be prorated for 2010, for a total target incentive opportunity of approximately $533,600 for 2010). The Agreement also provides that he will receive equity incentive grants under the Corporation’s equity incentive plan at the same time and under the same terms and conditions as the Corporation’s other officers, except that the target amount of such grants shall be based on 150% of his then annual base salary. The Agreement provides that Mr. Hudson will be entitled to a severance payment if his employment is terminated without Cause, as defined in the Agreement, and if he signs the release attached as Exhibit A to the Agreement. The severance payment in such event would be equal to 100% of his base salary plus target bonus for the remainder of the term of the Agreement. In the event of a termination in connection with a Change in Control, as defined in the Change-in-Control Agreement dated July 30, 2008 between Mr. Hudson and the Corporation (the “Change-in-Control Agreement”), severance would be calculated pursuant to the Change-in-Control Agreement, and no severance would be due under the Agreement.

The foregoing summary of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01: Other Events

The information in Item 5.02 is hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement between TECO Energy, Inc. and Sherrill W. Hudson dated August 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2010	TECO ENERGY, INC.
(Registrant)

/s/ S. W. CALLAHAN
S. W. CALLAHAN
Vice President-Finance and Accounting
and Chief Financial Officer (Chief Accounting Officer) (Principal Financial and Accounting Officer)

Date: August 4, 2010	TAMPA ELECTRIC COMPANY
(Registrant)

/s/ S. W. CALLAHAN
S. W. CALLAHAN
Vice President-Finance and Accounting
and Chief Financial Officer (Chief Accounting Officer) (Principal Financial and Accounting Officer)